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                                                                      EXHIBIT 11

                COMPUTER SCIENCES CORPORATION AND SUBSIDIARIES
    Exhibit XI, Calculation of Primary and Fully Diluted Earnings Per Share
               (Dollars in thousands, except per share amounts)

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
                                                                                 Year ended
                                     -------------------------------------------------------------------------------------------
                                        March 29,             March 31,           April 1,           April 2,          April 3,
                                          1996                  1995                1994               1993              1992
                                      -----------              -----------        -----------        -----------       -----------
NET INCOME
- ----------
Before cumulative effect
  of accounting change                $   141,692             $   110,739        $    90,930        $    78,149       $    68,277
Cumulative effect of
  accounting change                                                                    4,900
                                      -----------              -----------        -----------        -----------       -----------
After cumulative effect of
  accounting change                   $   141,692             $   110,739        $    95,830        $    78,149       $    68,177
                                      ===========             ===========        ===========        ===========       ===========

SHARES
- ------
Average shares outstanding             55,568,121              51,425,723         50,234,161         49,436,079        48,739,197
Common stock equivalents                1,646,263               1,549,226          1,151,043            839,427           907,563
                                      -----------             -----------        -----------        -----------       -----------
Total for primary calculation          57,214,384              52,974,949         51,385,204         50,275,506        49,646,760
Additional for fully diluted
  calculation                             124,730                 147,190            290,104            146,202
                                      -----------             -----------        -----------        -----------       -----------
Total for fully diluted
  calculation                          57,339,114              53,123,139         51,675,308         50,421,708        49,646,760
                                      ===========             ===========        ===========        ===========       ===========
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